EXHIBIT 10.20

               CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
             WITH THE SECURITIES AND EXCHANGE COMMISSSION. ASTERISKS
                                DENOTE OMISSIONS.

                              DISTRIBUTOR AGREEMENT

      THIS AGREEMENT ("Agreement") is made and entered into as of this __31__ day of October, 2005 (hereinafter, the "EFFECTIVE DATE") by and between Cytomedix, Inc. ("CYTOMEDIX"), 416 Hungerford Drive, Suite 330, Rockville, Maryland 20850, and National Wound Therapies, LLC ("DISTRIBUTOR"), 1771 International Parkway, Suite 121 Richardson, Texas 75081.

      WHEREAS, Cytomedix is the owner of certain patent and other intellectual property rights in the Products; and

      WHEREAS, due to their unique nature, the Products require special distribution services and post-sale support and service; and

      WHEREAS, Cytomedix wishes to have its Products distributed to the Selected Facilities by means of a distributor with the ability to promote, sell, and distribute the Products, adequately train its personnel and the Selected Facilities in the use and application of the Products, and provide post-sale service and support of the Products; and

      WHEREAS, the Distributor is a distributor of medical products with a distribution network in place sufficient to cover the Selected Facilities; Distributor has the ability, expertise, and desire to promote, sell, distribute the Products to the Selected Facilities, adequately train its personnel and the personnel of the Selected Facilities in the use and application of the Products, and provide post-sale service and support of the Products; and Distributor wishes to serve as the distributor for the Products to the Selected Facilities listed in Exhibit "A"; and

      WHEREAS,  Cytomedix and the Distributor  wish to enter into this Agreement
to  provide  a  full,   written   statement  of  their  respective   rights  and
responsibilities under this arrangement.

      NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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1.    DEFINITIONS.

As used herein, the following terms shall have the meanings set forth below:

      A. "Selected Facilities" shall mean those nursing homes, skilled nursing, long-term acute care and inpatient rehabilitation hospital facilities identified in Exhibit "A" and those facilities as may be agreed upon by the parties from time to time.

      B. "MSRP" shall mean Cytomedix's suggested retail price of the Products, as established and amended by Cytomedix from time to time which, in any event, shall be not less than twice the price charged to Distributor.

      C. "Products" or "Kit(s)" shall mean the AutoloGel(TM) Supply Kit and other disposables, hardware and reagents as may be developed and improved by Cytomedix from time to time.

      D.    "Term" shall mean the period described in Section 13 hereof.

      E. "Termination Date" shall mean December 31, 2009, unless this Agreement shall be renewed in accordance with Section 13B(ii).

      F. "Minimum Order Quantity" shall mean those quantities of Centrifuges and Kits described in Exhibit "C".

      G. "Additional Products" shall mean any amount of Products ordered by Distributor in excess of the Minimum Order Quantity.

      H. "Other Facilities" shall mean nursing homes, skilled nursing, long-term acute care, inpatient rehabilitation hospitals, or facilities in which a physician or practitioner from a Selected
            Facility also provides services, other than a Protected Facility. Other Facilities are not Selected Facilities but may become Selected Facilities according to the provisions of Section 2.

      I. "Protected Facilities" shall mean any and all facilities in which Cytomedix has granted or shall grant (prior to the establishment of a Selected Facility) to other distributors or agents an exclusive or otherwise protected right to sell or distribute products. Protected Facilities are set forth in Exhibit E.


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      J.    "Affiliates"  shall  mean  any  entity  that is owned by or is under common ownership with Distributor where "own" or "ownership" means possession of at least 50% of outstanding voting securities.

2.    APPOINTMENT.

      A. Exclusive Distributor of Products to the Selected Facilities. Subject to the terms and conditions contained in this Agreement, Cytomedix appoints Distributor as its independent and sole distributor for the Products to the Selected Facilities with exclusive rights to purchase the Products from Cytomedix for resale to the Selected Facilities for the Term of this Agreement, and Distributor hereby accepts such appointment to sell and market the Products under Cytomedix's name, logotype, and trademark. Distributor's sole authority shall be to solicit orders for the Products from the Selected Facilities and to offer post-sale support and service to the Selected Facilities in accordance with the terms of this Agreement. Distributor shall not have the authority to make any commitments whatsoever on behalf of Cytomedix. The Selected Facilities in Exhibit A are designated as Selected Facilities for the first twelve (12) months of this Agreement. If at the end of the first year of this Agreement, Distributor has provided Cytomedix with documented proof that Distributor has made a demonstration of the Cytomedix AutoloGel Product to at least Thirty Percent (30%) of the chains (or their successors in interest) listed on Exhibit A, the Selected Facilities shall remain designated Selected Facilities for an additional twelve (12) months. If at the end of the second year of this Agreement, Distributor has provided Cytomedix with documented proof that during the first two years of this Agreement that the Distributor has made a demonstration of the Cytomedix AutoloGel Product to at least Sixty-Percent (60%) of the chains (or their successors in interest) listed on Exhibit A, the Selected Facilities shall remain designated Selected Facilities for an additional twelve (12) months. If at the end of the third year of this Agreement, Distributor has provided Cytomedix with documented proof that during the first three years of this Agreement that the Distributor has made a demonstration of the Cytomedix AutoloGel Product to at least Ninety-Percent (90%) of the chains (or their successors in interest) listed on Exhibit A, the Selected Facilities shall remain designated Selected Facilities for the remainder of this Agreement. In any event, for every Chain (or their successor in interest) set forth on Exhibit A, for which Distributor has obtained bonafide sales of Cytomedix Product, such Chain (or their successor in interest) shall remain a Selected Facility for the entire term of this Agreement. Demonstrations by Distributor, sales presentations by Distributor and written documentation of such shall be provided by Distributor in accordance with Section 4 and Exhibit D of this Agreement.


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      B. Reserved  Rights.  Distributor  understands  that its exclusive  rights provided in Section 2.A. above do not govern solicitation of or sales of the Product to facilities other than the Selected Facilities including, but not limited to, facilities in the same geographic area which may compete with one or more of the Selected Facilities. Cytomedix may, in its sole discretion, appoint or secure representation to solicit any customers that are not Selected Facilities, sell the Products to those customers, and provide post-sale service and support to those customers without violating Distributor's exclusive rights in the Selected Facilities. The Distributor is approved and authorized to sell the Product to other customers and/or provide post-sale support and service to customers beyond the Selected Facilities as provided herein.

      C. Distributor of Products to Other Facilities. Cytomedix agrees that Distributor may accept orders from and resell Products to Other Facilities provided that the sales to such Other Facilities do not violate any current or future agreement (made prior to the establishment of a Selected Facility) between Cytomedix and any third party granting exclusive rights to sell or distribute Products. Other Facilities shall become Selected Facilities by Cytomedix granting express consent; or upon Distributor obtaining the sale of twelve (12) Kits within six (6) months to such Other Facility, whereupon such Other Facility will become an interim Selected Facility for a period of 180 days from the date of the sale of the first Kit. That facility will remain a Selected Facility for as long as Distributor continues to sell at least twelve (12) Kits to such facility every 180 days. The provision of this Section 2.C. regarding loss of status as a Selected Facility for failure of Distributor to meet the minimum sales requirements of twelve (12) Kits every six (6) months shall be applicable only to the Other Facilities that become Selected Facilities pursuant to this Section 2.C.

      D. Distributor and Affiliates Bound to this Agreement. Distributor may solicit sales through Affiliates in which case such Affiliates would become subject to the terms of this Agreement, (except the Minimum Ordering Quantity, it being the intent that Distributor's Affiliates shall be used to assist Distributor in meeting the order requirements).


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3.    SALE OF THE PRODUCTS.

      A.    Prices and Terms of Sale.

            (i) For the Term of this Agreement, Cytomedix shall sell to Distributor the AutoloGel(TM) Supply Kit and reagents for ***** per kit. In the event Cytomedix should lower the MSRP, Cytomedix shall lower the price at which it sells the Products to the Distributor so that the price at which Cytomedix sells the Products to Distributor remains ***** of the MSRP. In the event that the cost of production of the AutoloGel(TM) Supply Kit including reagents increases or decreases, said increase or decrease will be adequately documented and passed on to Distributor with a concomitant increase or decrease. In any event, the price charged to Distributor shall be equal to the lowest price charged to other Distributors servicing similar markets.

            (ii) Distributor shall pay ***** for each AutoloGel(TM) Processing Unit (the "Centrifuge"), and Distributor shall be required to purchase Centrifuges from Cytomedix for the Selected Facilities where necessary. This one-time payment gives Distributor ownership of each Centrifuge.

            (iii) In order to retain exclusivity and non-exclusivity status with respect to Selected Facilities and Other Facilities described in Section 2, Distributor shall purchase, on a semi-annual basis, from Cytomedix an agreed upon Minimum Order Quantity of Kits which is outlined in Exhibit "C", defined as the Minimum Order Requirements of Distributor.

            (iv) Cytomedix shall, at Distributor's option, ship directly to Distributor or a purchasing customer at the shipping address provided by Distributor. Cytomedix shall provide Distributor with its delivery schedules and its standard terms and conditions of sale, as established from time to time. Distributor may elect to have Products shipped via ground or air freight, but Distributor shall be responsible for all shipping, handling, insurance, import duties, taxes, and clearance costs relating to its orders of the Products. Ownership of the Products shall pass when invoiced Product is received by Distributor or its customer in acceptable condition.

      B. Initiationt 6 12 of Supply.

            (i) Upon execution of this Agreement, Distributor shall pay to Cytomedix the 50% price of the Minimum Order Quantity for the Products and Centrifuges to be supplied during the first three months hereunder. Within fifteen (15) days of receipt of shipment, Distributor will pay the remaining balance. For all months after the third month of this Agreement, Distributor shall pay by the Fifteenth (15th) day of each month for the Products and Centrifuges following shipment and receipt of an invoice from Cytomedix. Should Distributor require Products in excess of the Minimum Order Quantity, Distributor shall order Additional Products pursuant to the provisions of this section.

            (ii) Upon execution of this Agreement, Cytomedix shall provide the Minimum Order Quantity to Distributor for the current month. Thereafter, Cytomedix shall supply the Minimum Order Quantity on a monthly basis.
      Cytomedix shall deliver Additional Products ordered by Distributor pursuant to the terms of this section.

      C. Orders. This Agreement shall be deemed an order for the Minimum Order Quantity as described in Exhibit "C" for the first three months. The commencement date for the Minimum Order requirements shall be January 1, 2006. Distributor shall place all other Minimum Order Quantities, including orders for any Additional Products via the Cytomedix order form two months in advance. Each order of the Products, including Additional Products shall be governed by delivery schedules and terms and conditions in effect at the time the order is accepted by Cytomedix, and all quotations by Distributors shall contain a statement to that effect. Cytomedix shall ship and invoice the Products and Additional Products on or near the first of the month for which the order is required. Distributor shall pay the invoice by the Fifteenth (15th) of the month for which the order is received by Distributor. After the first year of this Agreement, Distributor shall pay the invoice within thirty (30) days of receipt of invoice.

      D. Acceptance. All orders received from Distributor shall be subject to acceptance by Cytomedix at its principal office provided that Cytomedix agrees to use commercially reasonable best efforts to fulfill reasonable orders of Distributor.

      E. Invoices. Cytomedix shall render all invoices on shipped Products on a monthly basis directly to Distributor. Payments shall be made by Distributor directly to Cytomedix. Full responsibility for collection from the Selected Facilities rests with Distributor, and a Customer's failure to pay Distributor does not affect Distributor's obligation to pay Cytomedix. Payment shall be made to Cytomedix by Distributor within fifteen (15) days of the date of the invoice. After the first year of this Agreement, Distributor shall pay the invoice within thirty (30) days of receipt of invoice. Distributor shall pay late charges on all unpaid and overdue invoices of twelve percent (12%) per annum or otherwise the maximum rate permitted by applicable law to be charged for unpaid and overdue invoices.

      F.  Inquiries  from   Customers   other  than  the  Selected   Facilities.
Distributor shall not solicit sales from Protected Facilities, without the prior written consent of Cytomedix.

      G. Support. Distributor shall provide reasonable sales and clinical support to the Selected Facilities in order to maintain and develop Customer relationships and promote sales of the Products at its sole expense.

4.    RESPONSIBILITIES OF DISTRIBUTOR.

      A. Necessary Authorizations. Distributor shall acquire and maintain all licenses, permits, consents or authorizations necessary to sell the Products to any and all of the Selected Facilities. Distributor shall comply with all laws and regulations affecting its business during the Term of this Agreement.

      B. Expense of Doing Business. Distributor shall bear the entire cost and expense of conducting its business in accordance with the terms of this Agreement. All financial and other obligations associated with Distributor's business are the sole responsibility of Distributor.

      C. Facilities. Distributor shall provide itself with, and be solely responsible for, (i) such facilities, employees, and business organization, and
(ii) such permits, licenses, and other forms of clearance from governmental or regulatory agencies, if any, as are necessary for the conduct of Distributor's business operations in accordance with this Agreement.

      D. Promotional Materials. All promotional materials utilized by Distributor relating to Cytomedix or the Products shall have the prior approval of Cytomedix which shall not be withheld unreasonably. Distributor shall not use any notice, circular, advertisement, letter or any oral or written communication regarding Cytomedix or the Products without the prior reasonable approval of Cytomedix. In no event shall Distributor make any representation, guarantee or warranty concerning the Products or Cytomedix except as expressly and reasonably authorized by Cytomedix. In no event shall Distributor engage in any promotional activities that violate any law, rule, or regulation applicable to Distributor, Cytomedix or the Products, Including without limitation the Federal Food, Drug and Cosmetic Act. 21 U.S.C. Sec. 321 et seq., and the Federal Healthcare Anti-Kickback Law, 42 U.S.C. Sec. 1320a-7b.

      E. Training.

            (i) Distributor shall be responsible for training all of its personnel who promote, sell, support and service the Products so that they are knowledgeable about the Products and can adequately promote, sell, support and service the Products as required under this Agreement. Distributor shall be responsible for training appropriate personnel on compliance with laws applicable to the promotion and marketing of the products, including without limitation the laws described in Section D above.

            (ii) Distributor shall be responsible for training the Selected Facilities in the use and application of the Products.

            (iii) As provided in Section 5.B., Cytomedix shall cooperate and assist reasonably in effecting the training required by this Section 4.E.

      F. Advising of Changes. Distributor, to the best of its knowledge, shall promptly advise Cytomedix of (i) any changes in Distributor's status, organization, key personnel, and similar matters, (ii) any changes in the key personnel, organization, and status of any of the Selected Facilities, (iii) any change in Distributor's ability to sell Products.

      G. Advising of Changes. Cytomedix, to the best of its knowledge, shall promptly advise Distributor of (i) any changes in Cytomedix's status, organization, key personnel or similar matters, and (ii) any changes in Cytomedix's ability to sell products.

      H. Books and Records. Distributor shall participate with Cytomedix regarding inquiries, transactions, sales and other proceedings relating to the Products. Distributor shall maintain and make available to Cytomedix accurate books, records, and accounts relating to the sales and revenues of Distributor with respect to the Products provided to the Distributor. Distributor shall also maintain a record of any customer complaints regarding either the Products or Cytomedix and immediately forward to Cytomedix the information regarding those complaints.


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      I. Consulting.  Distributor  shall  participate  with Cytomedix  regarding quality control and product performance during the Term of the Agreement. This participation shall generally include:

            (i) Review of the sales  practices of competitors  with the identity
      of  such   competitors   identified  and  agreed  upon  by  Cytomedix  and
      Distributor;

            (ii) Advice concerning:

                  (a) pricing and packaging of advertising sales; (b) sales promotions;

                  (c) ongoing supervision of the sales effort at the Selected Facilities.

                  (d)  advice   concerning   anything  to  provide   competitive
                  advantage.

      J. Availability. Distributor shall be available for telephone review of any matters related to this Agreement at reasonable times.

      K. Recalls. In the event Cytomedix recalls any Products sold by Distributor, Distributor shall reasonably assist Cytomedix with such recall. Cytomedix agrees to give Distributor prompt notice in the event that Cytomedix recalls any Product, or ceases or suspends the sale of any Product due to any problem which relates to such Product's efficacy or patient safety. In order to assist Cytomedix in the event of a recall, Distributor shall maintain a complete and current listing of the locations of all Products in Distributor's inventory, and the names of the Selected Facilities who have purchased Products from Distributor.

      L. Disparaging Comments. At all times during the Term of this Agreement and thereafter, the Distributor shall not disparage the name or reputation of Cytomedix or the Products, and Cytomedix shall not disparage the name or reputation of the Distributor.

      M. Competition. Distributor agrees not to sell, promote, manufacture or have manufactured any products or processes that are covered by any Cytomedix patent unless Distributor is specifically licensed to do such under agreement with Cytomedix.


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      N. Use of Products.  Distributor  understands that this product like other similar platelet gel therapy products are used for treating wounds at the discretion of doctors and other providers under the general norms of practice of medicine, but do not have specific FDA approval or clearance for treating chronic wounds. The individual components used in Cytomedix platelet gel therapy are currently marketed medical products from several manufacturers who are subject to FDA regulations including those for product notification and
clearance  and  good  manufacturing   practices  (Quality  System   Regulation).
Distributor also understands and acknowledges that each of the components used in the Products is marketed by other companies and that the Products constitute therapies performed under the physicians' practice of medicine. Distributor acknowledges that autologous blood-derived products for chronic non-healing cutaneous wounds, both platelet-derived growth factor in a platelet-poor plasma, and platelet-rich plasma (PRP), have been determined noncovered nationally by
the  Centers  for  Medicare  and  Medicaid  Services  (CMS).   Distributor  also
understands and acknowledges that the rules and regulations applicable to the Products require, in part, that no specific claims be made regarding the Products and that the Products only be used on or provided to patients within the parameters of a legitimate doctor-patient relationship and only at the doctor's direction. Distributor is aware of all other publicly disclosed facts in the company's SEC filings, press releases, analyst calls and the status of the company's clinical trials as discussed in Cytomedix internet homepage. Distributor agrees to comply with any and all regulations applicable to its business, the Products and the distribution of the Products, including but not limited to, regulations at the federal state and local levels and those enforced by the Office of the Inspector general of the U.S. Department of Health and human Services (HHS,OIG), FDA and state and local health authorities, including any prohibitions on making specific claims relating to the Products. Distributor shall provide itself with, and be solely responsible for, (i) such facilities, employees, and business organization, and (ii) such permits, licenses, and other forms of clearance from governmental or regulatory agencies, if any, as are necessary for the conduct of Distributor's business operations in accordance with this Agreement.

      O. Presentation and Demonstration of Product to Selected Facilities. Distributor shall use best efforts and good faith to effectively market the Products to the Selected Facilities throughout the term of this Agreement by making sales presentations and demonstrations to Selected Facilities. These demonstrations and sales presentations shall be carried out by trained and qualified representative (s) of the Distributor as previously described in
Section 4.E. of this Agreement. Distributor shall have met his duty of best efforts so long as Distributor submits, at least quarterly, documentation of each presentation and demonstration to a Selected Facility thereby meeting eligibility requirements of Selected Facilities pursuant to Section 2 of this Agreement.


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      P.  Feedback.  Distributor  shall  use best  efforts  to  provide  written documentation to Cytomedix of any sales presentation and demonstration to a Selected Facility within 15 business days as indicated in Exhibit D.

5.    OBLIGATIONS OF CYTOMEDIX.

      A. Compliance with Laws. Cytomedix will comply with all federal and state laws and regulations which govern its business.

      B. Assistance in Promotion and Initial Training. Cytomedix shall provide, at its own expense, and in reasonable quantities, (i) current marketing and
technical  information   concerning  the  Products,   brochures,   instructional
material, advertising literature, and other Product data with a view toward promoting the sale of the Product to the Selected Facilities; and (ii) up to ten
(10) days of Initial sales training and initial instruction to Distributor's personnel to ensure proper administration and use of the Product during the first ninety (90) days of this Agreement; and (iii) reasonable technical support as needed on an on-going basis, not to exceed five (5) days during any fiscal quarter. Any further training or support resources provided by Cytomedix beyond those described in this Paragraph 5.B. shall be on terms separately agreed upon by the parties.

      C. New Products. Cytomedix shall inform Distributor of its new products which may compete with the Products. Distributor has the right of first refusal to act as the distributor to the Selected Facilities of Cytomedix's new products which may compete with the Products, upon such terms and conditions, including price, as may be reasonably agreed to between the parties. In any event, the price to Distributor shall be equal to the lowest price offered to any other Distributor.

      D. Scientific and Technical Information. Cytomedix shall provide to Distributor scientific and technical information available to Cytomedix and required to obtain registrations, licenses, and permits required for the sale and distribution of Products to the Selected Facilities, or to respond to inquiries from the Selected Facilities, or governmental or regulatory authorities.


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      E.  Technical  Support.  Cytomedix,  at  is  own  expense,  shall  provide consultation to Distributor in a timely fashion concerning technical aspects and use of the Products as reasonably requested by Distributor.

      F. Telephone Support Line. Cytomedix shall provide, at its own expense, a toll-free support line available to all of the Selected Facilities purchasing the Products.

6.    PRODUCT WARRANTY AND PRODUCT AVAILABILITY.

      A. Product Warranty. Any warranty for the Products shall run directly from Cytomedix to the qualified end-user of the Products and pursuant to the warranty the qualified end-user shall return any allegedly defective Products to Cytomedix in compliance with Cytomedix return policy. Distributor shall have no authority to accept any returned Products.

      B. Product Availability. Cytomedix shall use commercially reasonable best efforts to provide Distributor's requirements for Products in a timely fashion. Under no circumstances shall Cytomedix be responsible to Distributor or anyone else for its failure to fill accepted orders or for its delay in filling accepted orders, when such failure or delay is due to strike, accident, labor trouble, acts of nature, freight embargo, war, civil disturbance, vendor problems or any cause beyond Cytomedix's reasonable control. Any delay of thirty
(30) days or more in Cytomedix supply of Product shall proportionately reduce Distributor's minimum purchase requirements for that ordering period.

7.    AUTOLOGEL(TM) PROCESSING UNITS.

      Cytomedix   shall  provide  to  the  Distributor  an  adequate  supply  of
Centrifuges as previously described in section 3.A.(ii) of this Agreement.

8.    LICENSING RIGHTS AND SUBLICENSING REQUIREMENTS.

      A. Cytomedix hereby grants to Distributor a non-exclusive license for United States Patent No. 6,303,112 and the associated pending patent applications to distribute Products purchased from Cytomedix in accordance with this Agreement. Each Kit sold by Distributor shall entitle the facility thereof to use the Kit in performing a single treatment or application of the AutoloGel(TM) System. For purposes of this Agreement, this limited license grant is hereinafter referred to as the "Licensed Patent Rights". The contents of the Products may not be changed in any manner whatsoever without the prior written consent of Cytomedix. The contents of each Kit shall be used for a single treatment or application, and under no circumstances may any portion of the contents of any Kit be used for multiple treatments or applications. Each Kit covered hereunder shall bear the following legend:

      THE PURCHASER OF THIS KIT IS AUTHORIZED BY CYTOMEDIX, INC., TO USE IT IN PERFORMING A SINGLE TREATMENT OR APPLICATION OF THE AUTOLOGEL(TM) SYSTEM, AS DISCLOSED AND CLAIMED IN UNITED STATES PATENT NO. 6,303,112. NO OTHER RIGHTS OR LICENSES WITH RESPECT TO THAT PATENT, THE AUTOLOGEL(TM) SYSTEM, OR ANY OTHER INTELLECTUAL PROPERTY OWNED OR CONTROLLED BY CYTOMEDIX ARE GRANTED OR SHALL BE DEEMED GRANTED TO THE PURCHASER HEREOF.

      B. Distributor shall not sublicense or assign the Licensed Patent Rights to any person or entity. No other rights or licenses not expressly granted herein with respect to the Products or any other intellectual property owned or controlled by Cytomedix are granted or shall be deemed granted to Distributor. All rights and licenses granted to Distributor hereunder shall terminate upon any termination or expiration of this Agreement. Following termination of this Agreement, Distributor shall not use or practice any technology claimed or covered by the Licensed Patent Rights.

      C. Distributor undertakes hereby to safeguard Cytomedix's intellectual property rights in the Products, and to immediately inform Cytomedix of any suspected wrongful use of Cytomedix's Trademark, patent, and other intellectual property rights.

9.    INDEPENDENT CONTRACTOR.

      A. Distributor is an independent contractor, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise, or (iii) allow Distributor to create or assume any obligation on behalf of Cytomedix for any purpose whatsoever. Distributor's personnel are not employees of Cytomedix and are not entitled to any employee benefits. Distributor and its agents shall be responsible for paying all income taxes and other taxes charged to Distributor on amounts earned hereunder.

      B. Distributor shall clearly indicate in all dealings relating to the sale of the Products that it acts as principal and not as agent for or on behalf of Cytomedix. Distributor shall not incur liability on behalf of Cytomedix or in any way pledge or purport to pledge Cytomedix's credit or enter into any contracts that may or purport to be binding upon Cytomedix.

10.   TRADEMARKS AND TRADE NAMES.

      A. Use. During the Term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized Distributor of Cytomedix's Products and to advertise such Products under the trademarks, marks, and trade names that Cytomedix may adopt from time to time ("Cytomedix's Trademarks"). Nothing herein shall grant Distributor any right, title, or interest in Cytomedix's Trademarks. Distributor shall not alter or remove any of Cytomedix's Trademarks applied to the Products. At no time during or after the Term of this Agreement shall Distributor challenge or assist others to challenge Cytomedix's Trademarks (or other intellectual property, including its patents) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Cytomedix. If Distributor does engage in such a challenge or assist others in such a challenge, then Cytomedix may terminate this Agreement and Distributor shall reimburse Cytomedix for Cytomedix's costs for defending its trademark, including reasonable attorneys fees. Cytomedix indemnifies its Distributor for all authorized use of Cytomedix's Trademarks.

      B. Approval of Representations. (i) All presentations of Cytomedix's Trademarks that Distributor intends to use shall first be submitted to Cytomedix for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Cytomedix; and (ii) All presentations of Distributor's Trademarks that Cytomedix intends to use shall first be submitted to National Wound Therapies, L.L.C. for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by National Wound Therapies, L.L.C.

11.   CONFIDENTIALITY.

      A. Confidentiality by Distributor. Distributor acknowledges that by reason of its relationship to Cytomedix hereunder it will have access to certain information and materials concerning Cytomedix's business plans, customers, technology, and products that are confidential and of substantial value to Cytomedix, which value would be impaired if such information were disclosed to third parties. Distributor acknowledges that Cytomedix has taken substantial efforts to maintain the confidentiality of this information. Distributor agrees to take all reasonable steps to ensure that Distributor's agents will not misappropriate Cytomedix's confidential information, including but not limited to Distributor's compliance with the confidentiality provisions attached hereto as Exhibit "B". Further, Distributor agrees that it shall not disclose this Agreement or any of the terms of this Agreement (including but not limited to the prices and terms of sale contained in Section 3 of this Agreement) to any person without the written consent of Cytomedix.

      B. Confidentiality by Third Parties. Distributor agrees that it shall not use in any way for its own account or the account of any third party any such confidential information revealed to it by Cytomedix. Distributor agrees that it shall not disclose any confidential information to any third party, other than such confidential information required to be revealed. Distributor agrees to take all reasonable steps to ensure that the facilities will not misappropriate Cytomedix's confidential information, including but not limited to Distributor's providing notice to all facilities of Cytomedix's confidentiality requirements, and entering into mandatory confidentiality agreements with all the facilities with access to Cytomedix's confidential information, as a condition which may be stated on an order form.

      C. Post-termination. In the event of termination or expiration of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Cytomedix, and Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing Cytomedix's patents, inventions, copyrights, know-how or trade secrets. In the event of termination or expiration of this Agreement, there shall be no use or disclosure by Cytomedix of any confidential information of Distributor.

12.   COVENANT NOT TO COMPETE.

      A. Competing Products. Distributor warrants to Cytomedix that it does not currently represent or promote any lines or products that compete directly or indirectly with the Products. During the Term of this Agreement and eighteen
(18) months thereafter, Distributor shall not directly or indirectly represent, promote or otherwise try to sell any lines representing platelet derived growth factor products not licensed by Cytomedix or become associated with or obtain an ownership interest in any enterprise that does so. During the Term of this Agreement and eighteen (18) months thereafter, Distributor agrees not to take any action or market any products which may compete with Cytomedix's Products.

      B. Solicitation.

            (i) Distributor agrees that during the Term of this Agreement, Distributor will not employ or retain on an independent contractor basis, or solicit for employment or for an independent contracting basis any person who was, at any time during the immediately preceding twelve (12) month period, employed by Cytomedix or any of its affiliates, subsidiaries or parents.

            (ii) Cytomedix agrees that during the Term of this Agreement, Cytomedix will not employ or retain on an independent contractor basis, or solicit for employment or for an independent contracting basis any person who was, at any time during the immediately preceding twelve (12) month period, employed by Distributor or any of its affiliates, subsidiaries or parents.

13.   TERM AND TERMINATION.

      A. Term. The Term of this Agreement shall commence on the Effective Date and shall terminate on the Termination Date, unless terminated earlier as provided herein. The commencement date for the Minimum Order Requirements shall be January 1, 2006. Expiration or termination of this Agreement shall not relieve the Distributor of any obligation accruing prior to such expiration or termination. The provisions of Sections 8, 10, 11, 12, 13, 14 and 15 of this Agreement shall survive the termination or expiration of this Agreement.


      B. Termination.

            (i) Either party may terminate this Agreement for "Cause" or upon "Material Breach" (defined below) of this Agreement by the other party.

            (ii) This Agreement terminates on December 31, 2009, (the "Termination Date"), unless extended as provided in this paragraph. On December 31 of each year, beginning with December 31, 2009, and continuing until the termination of this Agreement as set forth in this Section 13, this Agreement shall expire unless it is otherwise renewed in accordance with this paragraph. If, on December 31 of each year, there shall exist no material default under this Agreement and the Distributor shall have achieved the distribution goals as set forth in Exhibit "C", this Agreement shall be extended for an additional year or until it is otherwise terminated in accordance with the remainder of this Section 13.

            (iii) If Cytomedix terminates this Agreement based upon Distributor's Material Breach (as defined below), or if Distributor terminates this Agreement without Cause (as defined below), then the Distributor's covenants not to compete or solicit contained in Section 12 of this Agreement shall continue to be enforceable against the Distributor for a period of eighteen (18) months following the date of termination.

            (iv) If the Distributor terminates this Agreement based upon Cytomedix's Material Breach (as defined below), or if Cytomedix terminates this Agreement without Cause (as defined below), then the Distributor may return to Cytomedix any Products purchased during the thirty (30) days prior to such termination which are unopened and within the code date, and Cytomedix shall accept those Products and reimburse the Distributor for the original purchase price of those Products.

            (v) As used in this Section 13.B., a "Material Breach" shall occur if a party to this agreement shall default in the performance of a material obligation in this Agreement and fails to cure such default within sixty (60) days following notice of the default. Under the terms of this Agreement, it shall be deemed a Material breach if Distributor fails to meet the Minimum Order Quantity, on an semi-annual basis, during each year of performance under this Agreement.

            (vi) As used in this Section 13.B., "Cause" for termination of this Agreement exists if (a) the other party shall have committed a Material Breach; (b) any changes in federal law, rules or regulations or action of or suit instituted by the federal government causes Distributor to become unable to sell the Products; (c) this Agreement is terminated for insolvency of the Distributor in accordance with Section 13.C.; or (d) the parties agree mutually to terminate the Agreement.

            (vii) The remedies provided in this Section 13.B. are in addition to any other remedies which may be available to the parties at law or in equity.

      C. Termination for Insolvency. This Agreement shall terminate, without notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or (iii) upon initiation of dissolution proceedings of the Distributor.

      D. Return of Materials. Cytomedix's Trademarks, patents, copyrights, designs, drawings, formulas or other data, photographs, demonstrators, literature, and sales aids of every kind shall remain the property of Cytomedix. Within three (3) days after the termination of this Agreement, Distributor shall return all such items to Cytomedix at Distributor's expense. Distributor shall not make or retain any copies of any confidential items or information that may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks and trade name of Cytomedix.

14.   INDEMNIFICATION.

      A. Indemnification by Distributor. Distributor shall indemnify and hold Cytomedix free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of acts of negligence or malfeasance or acts violating any federal or state law, rule or regulation of Distributor, its employees or its agents.

      B. Indemnification by Cytomedix. Cytomedix shall indemnify and hold Distributor free and harmless from any and all claims, damages or lawsuits (including reasonable attorneys' fees) arising out of defects in the Products caused by Cytomedix or failure of Cytomedix to provide any Products to a Customer that has properly ordered through Distributor, or for intentionally withholding or failing to fill or to accept orders without cause.

15.   LIMITATION ON LIABILITY.

      In the event of valid termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of the termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Cytomedix or Distributor.

16.   JOINT PUBLICITY.

      If either party wishes to make a public disclosure concerning this Agreement or the relationship established hereunder and such disclosure mentions the other party by name or description, such other party shall be provided with an advance copy of the disclosure and shall have five (5) business days within which to approve or disapprove such use of its name or description (including mention of the name of the Products). Approval shall not be unreasonably withheld by either party. Failure to respond within such five (5) business days shall be deemed to be approval. Absent approval, no public disclosure shall use the name of or otherwise describe such party except to the extent required by law, or to the extent that the description of the other party is limited to public information about the availability of the Products. Notwithstanding the foregoing, Distributor acknowledges that Cytomedix is a publicly traded Company, and hereby consents to Cytomedix's disclosure of this Agreement and its relationship with Distributor in its filings with the Securities and Exchange Commission and its disclosures to its stockholders and other investors; provided, however, that Cytomedix shall use its commercially reasonable efforts to disclose only those specific financial terms and conditions of this Agreement that are required by applicable law and regulations including, among others, security laws and full disclosure laws and regulations, contractual obligations or business considerations deemed important by Cytomedix.

17.   GOVERNING LAW AND JURISDICTION.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflicts of law principles thereof, and the parties submit to the jurisdiction of the state and federal courts of the State of Maryland for all purposes relating to this Agreement.

18.   ENTIRE AGREEMENT.

      This Agreement embodies the entire agreement between the parties regarding
the  subject   matter   hereof  and   supersedes   any  other   representations,
understandings and agreements between the parties with respect thereto.

19.   AMENDMENTS.

      This Agreement may be modified or amended only by a writing signed by both parties.

20.   COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.   INSURANCE.

      During the Term of this Agreement, Cytomedix and Distributor shall maintain separate liability insurance coverage, each in the minimum amount of $1 million in the aggregate and $1 million per occurrence.

22.   NOTICES.

      Any notices required or permitted by this Agreement shall be deemed given if sent by certified mail, postage prepaid, return receipt requested or by recognized overnight delivery service to Cytomedix or the Distributor at the address given above. Either party may change its address for notice by giving notice of such change to the other party in the manner provided for herein.

23.   NON-ASSIGNABILITY AND BINDING EFFECT.

      A mutually agreed consideration for Cytomedix's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership, and, accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly, subject to Distributor's express authority to sell Products through Affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

24.   SEVERABILITY.

      If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect.

25.   WAIVER.

      Failure by either party to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a continuing waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power herein at any time be deemed a waiver or relinquishment of the same or any other right or power, whether or not similar.

26.   EXCLUDED PROVIDERS.

      Each party represents and warrants that it is not engaged in, and during the Term of this Agreement shall not engage in, any activities prohibited under the Federal Healthcare Program Anti-Kickback Statute (Social Security Act ss.1128B, 42 U.S.C. , the regulations promulgated pursuant thereto, or similar state or local statutes or regulations, or roles of professional conduct. Distributor shall provide information on discounts offered to Distributor hereunder to reimbursing entities, including without limitation Medicare and Medicaid, in accordance with all applicable laws and regulations, including without limitation 42 C.F.R. Sec. 1001. 952 (h). Each party further warrants and represents that it is neither excluded nor does it contract with nor employ anyone who is excluded from the Medicare, Medicaid, and/or other governmental health care programs, but parties acknowledge that the Products are not currently reimbursed by Medicare and are not currently reimbursed in all states by Medicaid and/or other governmental healthcare programs. Furthermore, Distributor acknowledges that a 1992 ruling by the Healthcare Financing Administration ("HCFA"), now CMS, prohibits the reimbursement of growth factor products for chronic wounds, and future federal healthcare program reimbursement for the Products may be dependent upon dismissal of this ruling by the appropriate federal authority. Distributor further acknowledges that third-party payors may elect not to reimburse Products or treatments under this Agreement or may elect to partially reimburse Products or treatments under this Agreement at a level that is insufficient to cover the cost to Distributor. In the event either party breaches this paragraph of this section, the Agreement may be declared by the non-breaching party to be null and void from the date of such breach, subject to cure and reinstatement within 30 days of the date of such breach.

27.   LEGAL EXPENSES.

      The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

28.   HEADINGS.

      Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


Cytomedix, Inc.


 /s/ Kshitij Mohan
----------------------------------
     Kshitij Mohan
     Chief Executive Officer


National Wound Therapies, LLC


 /s/ Kelly Mitchell
----------------------------------
     Kelly Mitchell
     Member-Manager


 /s/ William A. Thurman, Jr.
----------------------------------
     William A. Thurman, Jr.
     Member/Vice-President of
     Sales and Marketing

                                    Exhibit A

                               Selected Facilities

                                      *****

                                    Exhibit B

                           Confidentiality Provisions

      The term "Information" shall include all data, facts, agreements, contracts, statements (written or oral), studies, assessments, surveys, title and other technical information or other transmissions or deliveries regarding Cytomedix transmitted to the Distributor or its Representatives (defined below) that Cytomedix has furnished or furnishes to the Distributor or its
Representative, whether before or after the date of this Initial Sales Distributor Agreement including this Exhibit B ("Agreement"), tangible or intangible, and in whatever form or medium provided, including that which contains, reflects or is derived from any of the above. "Information" is not intended to include information which has been disseminated publicly by Cytomedix or is in the public domain from sources other than Distributor.

      All Information shall be kept confidential and will not, without the prior written consent of Cytomedix, be disclosed by the Distributor, its officers, directors, partners, attorneys, employees, agents, shareholders, independent contractors, joint venturers or other affiliated or related persons, entities or representatives (collectively referred to as the "Representatives"), in any manner whatsoever, in whole or in part, and shall not be used by the Distributor or its Representatives other than in connection with the Distributor's performance of its obligations under the Agreement. Moreover, the Distributor agrees to transmit the Information only to those Representatives who need to know the Information for the sole purpose of assisting the Distributor in its performance under the Agreement, who are informed of the Agreement and the confidentiality provisions contained herein (including this Exhibit B) and who in writing agree to be bound by the terms of this Agreement (including this Exhibit B) as if a party hereto. In any event, the Distributor shall be liable for any breach of this Agreement by its Representatives. The Distributor agrees that this Agreement (including this Exhibit B) constitutes its express agreement to maintain the confidentiality of the Information and not merely an acknowledgement that the Distributor and its Representatives will not use the Information in violation of any federal or state securities laws.

      At the earliest of: (a) conclusion of review of and need for the Information, (b) within three (3) business days of Cytomedix's request, or (c) within three (3) business days from termination or expiration of the Agreement, the Information and all duplicates thereof (in any form whatsoever) (including but not limited to any reports, summaries, analyses, memoranda or other materials prepared by the Distributor, its Representatives or at their direction), shall be returned to Cytomedix.

      In the event that the Distributor or its Representatives receive a request to disclose all or any part of the Information under the terms of a subpoena or order issued by a court or by a governmental body, the Distributor agrees:

            (a) To notify Cytomedix immediately of the existence, terms and circumstances surrounding such request;

            (b) To consult with Cytomedix on the advisability of taking legally available steps to resist or narrow such request; and

            (c) If disclosure of such Information is required to prevent the Distributor from being held in contempt or subject to other penalty, to furnish only such portion of the Information as, in the written opinion of counsel satisfactory to Cytomedix, it is legally compelled to disclose, and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Information.

                                    Exhibit C

                           Minimum Order Requirements

                                      *****

                                    Exhibit D

             Documentation of Presentations and Demonstration of the
                   AutoloGelTM System to Selected Facilities

                 Notice of Demonstration to a Selected Facility

      This Notice of Demonstration to a Selected Facility must be completed by Distributor and submitted to Cytomedix within fifteen (15) business days of a demonstration of the Products at any Selected Facility.


Selected Facility:
                  --------------------------------------------------------------
                      (Chain)       (Owner/Operator)
Location of
Demonstration:

--------------------------------------------------------------------------------
                                    (Street Address)

--------------------------------------------------------------------------------
(City)                              (State)                 (Zip Code)

--------------------------------------------------------------------------------
(Telephone Number)                  (Fax Number)            (eMail Address)


Date of Demonstration:
                      ----------------------------------------------------------

Distributor's Representative(s):
                                ------------------------------------------------
                                    (Name)                  (Title)

--------------------------------------------------------------------------------
                                    (Name) (Title)
Facility
Representatives:
                ----------------------------------------------------------------
                                    (Name)                  (Title)

--------------------------------------------------------------------------------
                                    (Name) (Title)

--------------------------------------------------------------------------------
                                    (Name) (Title)

AutoloGelTM Presentation: Y |_| N |_|   Demonstration: Y |_| N |_|

Anticipated Start Date: __________ Est. Patients/month: _________

Plan of Action:
               -----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------



Authorized Distributor Signature:
                                 -----------------------------------------------
                                    (Name)                  (Title)

                                    Exhibit E

                              Protected Facilities

                                      *****